EXHIBIT 10.61
PROPERTY DISBURSEMENT
SHARING AGREEMENT
between
Taiwan Kolin Company Limited
and
Syntax Groups Corporation
1	PARTIES
This Agreement is made and entered into, by and between:
Taiwan Kolin Company Limited, incorporated in Taiwan, whose registered office is at 11/F No. 86 Section 1, Chung Ching South Road, Taipei, Taiwan (“Kolin”), and
Syntax Groups Corporation, incorporated in the State of California, the United States of America, whose registered office is at 20480 East Business Parkway, City of Industry, CA 91789, U.S.A. (“Syntax”).
2	RECITALS
WHEREAS, Syntax, as joint and several Tenant, signed and executed the industrial real estate lease agreement to lease a property situated at 20480 East Business Parkway, City of Industry, California (the “Property”) from Majestic Realty Co., and Patrician Associates, Inc., collectively as Landlord;
WHEREAS, according to the above lease agreement, the lease shall commence from September 1, 2004 for 4-year lease term and the monthly base rent shall be USD45,000 for the first two years and be increased thereafter pursuant to other provisions of the lease agreement (“Base Rent”). Additionally, an initial security deposit of USD90,000 shall be deposited with Landlord (“Security Deposit”) to effect the lease agreement.
WHEREAS, as the major shareholder of Syntax, Kohn shall use part of the Property to be the liaison office with Syntax.
NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the receipt and sufficiency of which are hereto hereby agree as follows:
3	PROPERTY DISBURSEMENT SHARING
3.1	Upon commencement of the lease agreement, Kolin agrees to share the Base Rent, Security Deposit, real property taxes and utilities fees, inter alia, gas,

electricity, water and other fees and payments, mutually consent by both parties from time to time, arisen out of the Property (the “Property Disbursement”) as shown in Schedule I attached.
3.2	Syntax shall pay the Property Disbursement to respective payees and Kolin shall agree upon receipt of Syntax’s debit memo in connection with its portion of the Property Disbursement to reimburse and pay forthwith in pursuance with Schedule I to Syntax.

4	WARRANTIES OF SYNTAX

4.1	Syntax hereby warrants and represents to Kolin that Syntax is a corporation duly organized, validly existing and in good standing under the laws of the State of California, the U.S.A.

4.2	Syntax hereby warrants that Syntax has all requisite power and authority to execute and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

5	WARRANTIES OF KOLIN

5.1	Kolin warrants and represents to Syntax that Kolin is a corporation duly organized, validly and in good standing under the laws of Taiwan.

5.2	Kolin hereby warrants that Kolin has all requisite power and authority to execute and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

6	MISCELLANEOUS

6.1	Amendment of Modification. The Provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only by written consent of all Parties to this Agreement.

6.2	Binding Effect. This Agreement shall be binding upon and shall insure to the benefit of the Parties to it and their respective heirs, representatives, successors and assigns. None of the Parties hereto shall assign any of its rights or obligations hereunder except with the express written consent of the other Parties hereto.

6.3	Invalidity. It is intended that each paragraph, provision and word of this Agreement shall be viewed a separate and divisible, and in the event that any paragraph, provision or word shall be held to be invalid, the remaining paragraphs, provisions or words shall continue to be in full force and effect, giving such effect to the deleted paragraphs, provisions, words as may be required to properly interpret the remaining Agreement.

6.4	Descriptive Headings. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

6.5	Notice. Any and all notices, consents, requests, demands, instructions, approvals or other communications of this Agreement shall be in writing and shall be deemed duly given on the date of service personally on the Party to whom the notice is given, or within seven (7) days after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed to the Party by an address that the Party may have designated; if sent by facsimile, followed by first class mail, upon receipt of the facsimile; and if sent by electronic mail when the communication is first stored in the other party’s electronic mailbox.

6.6	Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

6.7	Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

6.8	Attorneys’ Fees. In the event of legal proceedings or arbitration is instituted to enforce, interpret or for the breach of any of the terms of this Agreement, the prevailing Party shall be entitled to his, her or its reasonable attorneys’ fees.

6.9	Survival of Warranties, Obligations, Promises and Representations. Any warranty, obligation, promise or representation of any Party to this Agreement shall survive the closing of this Agreement. This section shall be binding upon and shall inure to the benefit of the Parties to this Agreement and their respective heirs, representatives, successors and assigns.

6.10	Alternatives Dispute Resolution. If any dispute arises relating to this Agreement, the Parties will attempt in good faith to settle it through mediation conducted by a mediator to be mutually selected. The Parties will share the costs to the mediator equally. If the dispute is not resolved within 30 days after it is referred to a mediator, any Party may file a lawsuit to enforce this Agreement.

6.11	Independent Counsel. Each Party to this Agreement hereby acknowledges that they have been advised of their right to seek independent legal and/or other counsel regarding the advisability of entering into this Agreement or consenting to any of the terms contained herein, and have actually sought such independent advice and counsel or knowingly waived the right to seek the same.
IN WITNESS WHEREOF, the parties have executed this Agreement as of dates indicated herein below.

Taiwan Kolin Company Limited

Name:

Signed:	/s/ Roger Kao

Date:	6/14/04

Syntax Groups Corporation

Name:	Thomas Chow
Chief Financial Officer

Signed:	/s/ Thomas Chow

Date:	6/8/04

Schedule 1
Property Disbursement Sharing Schedule

Disbursement	Period	Monthly Installment	Percentage
(a) Base rent	9/2004 — 8/2006	USD4,500	10%

	9/2006 — 8/2008	Changed in accordance with the provisions of the lease agreement with Landlord	10%

(b) Security Deposit	9/2004 — 8/2008	USD9,000

(c) Real Property Taxes	9/2004 — 8/2008		10%

(d) Utilities Fees	9/2004 — 8/2008		10%

(e) Other Fees and Payments if any	9/2004 — 8/2008		10%